Exhibit 16.1

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

August 23, 2010

Securities and Exchange Commission

100 F. Street, N.E.

Washington, DC 20549

RE: OICco Acquisition I, Inc.

We have read the statements that we understand OICco Acquisition I, Inc. will include under Item 11 of the Form S-1/A6 report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Regards,

/s/ The Blackwing Group, LLC

Certified Public Accountants